UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): November 27, 2019

DRONE AVIATION HOLDING CORP.

(Exact name of registrant as specified in its charter)

Nevada	333-150332	46-5538504
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11651 Central Parkway #118, Jacksonville, FL 32224

(Address of principal executive offices)

Registrant’s telephone number, including area code: (904) 834-4400

Not applicable

(Registrant’s former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

The information contained in Items 2.01 and 5.02 below relating to the various agreements described therein is incorporated herein by reference.

Item 2.01	Completion of Acquisition or Disposition of Assets.

Merger with ComSovereign Corp.

On November 27, 2019 (the “Closing”), Drone Aviation Holding Corp. (“we,” “us” or “our”) entered into an Agreement and Plan of Merger dated as of November 27, 2019 (the “Merger Agreement”) with ComSovereign Corp., a Delaware corporation (“ComSovereign”), and DACS Merger Sub, Inc., a Delaware corporation and our wholly-owned subsidiary (“Merger Sub”). The transactions contemplated by the Merger Agreement were consummated on November 27, 2019 (the “Effective Time”).

The Merger Agreement provided for the merger of Merger Sub with and into ComSovereign, hereafter referred to as the “Acquisition.” As a result of the Acquisition, Merger Sub ceased to exist, and ComSovereign became the surviving corporation and our direct wholly-owned subsidiary, and the former stockholders of ComSovereign (the “ComSovereign Stockholders”) have a direct equity ownership and controlling interest in our company. Merger Sub was originally incorporated in Delaware on November 20, 2019 and had no operating activity prior to the reported transaction.

As a result of the Acquisition, we intend to expand our business into the 5G wireless communications market and initially to focus our business on supplying ComSovereign’s existing global wireless carrier customer base with new infrastructure technology, including industry-leading carrier backhaul capability and 5G/NR connectivity for fixed and mobile aerial applications.

The foregoing description of the Merger Agreement is a summary only and is qualified in its entirety by reference to the Merger Agreement, a copy of which is attached hereto as Exhibit 2.1 and is incorporated herein by reference.

Conversion of ComSovereign Common Stock

At the Effective Time, the shares of common stock, par value $0.0001 per share, of ComSovereign (“ComSovereign Common Stock”) issued and outstanding immediately prior to the Effective Time were cancelled and extinguished and automatically converted into the right to receive, collectively, 95,000,000 shares of our common stock, par value $0.0001 per share (the “Company Common Stock”), resulting in an exchange ratio (such ratio, the “Exchange Ratio”) of 1.8902 shares of Company Common Stock per share of ComSovereign Common Stock. Subject to the other provisions of the Merger Agreement, each record holder of ComSovereign Common Stock was entitled to receive by way of the Acquisition a number of shares of Company Common Stock equal the product of (i) the number of shares of ComSovereign Common Stock held by such stockholder multiplied by (ii) the Exchange Ratio, rounded to the nearest whole share.

Cancellation of ComSovereign Common Stock owned by ComSovereign

At the Effective Time, each share of ComSovereign Common Stock that was owned by ComSovereign or any subsidiary of ComSovereign was automatically cancelled and retired and ceased to exist, and no shares of Company Common Stock or other consideration were delivered or deliverable in exchange therefor.

Conversion of Merger Sub Common Stock

At the Effective Time, all shares of common stock, par value $0.0001 per share, of Merger Sub issued and outstanding immediately prior to the Effective Time were converted into and became one fully-paid and non-assessable share of ComSovereign Common Stock such that, at the Effective Time, ComSovereign became a wholly-owned subsidiary of our company.

Appointment of Additional Directors and Officers of the Company

Pursuant to the Merger Agreement, Daniyel Erdberg, Timothy Hoechst and John E. Miller each resigned from our board of directors and from any and all committees of our board of directors on which they served and ceased to be directors of our company as of the Effective Time. Prior to such resignations, our board of directors appointed Daniel L. Hodges, John E. Howell, Richard J. Berman, James A. Marks and Brent M. Davies to serve as directors effective as of the Effective Time. David Aguilar, a director of our company who served as a member of our board prior to the Acquisition and the Effective Time, remained on our board of directors after the Effective Time.

In addition, pursuant to the Merger Agreement, Daniyel Erdberg and Felicia Hess each resigned as an executive officer of our company and from any and all positions in which they served and ceased to be employees of our company as of the Effective Time. Our board of directors then appointed Daniel L. Hodges, John E. Howell and Dr. Dustin McIntire to serve as executive officers of our company immediately after the Closing. Kendall W. Carpenter, who served as our Chief Financial Officer prior to the Acquisition and Effective Time, remained with our company in the same position after the Closing.

The information contained in Item 5.02 below relating to the identification of our directors and executive officers, including biographical information for each of them, described therein is incorporated herein by reference.

Aggregate Beneficial Ownership of Company Common Stock After the Acquisition

Pursuant to the Merger Agreement, at the Closing, the former ComSovereign Stockholders were entitled to receive an aggregate of 95,000,000 shares of Company Common Stock, which constituted 74.03% of the outstanding shares of Company Common Stock, or 69.15% of the outstanding Company Common Stock on a fully-diluted basis inclusive of outstanding options and warrants. For each share of ComSovereign Common Stock, each former ComSovereign Stockholder was entitled to receive 1.8902 shares of Company Common Stock. An aggregate of 33,326,243 shares of Company Common Stock were issued and outstanding immediately prior to the Closing, and an aggregate of 42,291,243 shares of Company Common Stock were issued and outstanding on a fully-diluted basis immediately prior to Closing inclusive of outstanding options and warrants. As discussed above, the former ComSovereign Stockholders were issued an aggregate of 95,000,000 shares of Company Common Stock at Closing. As a result, immediately following the Closing, after giving effect to the issuance of the shares of Company Common Stock at the Closing, there were 128,326,243 shares of Company Common Stock issued and outstanding (not including 100,000 shares held in treasury), or 137,291,243 shares of Company Common Stock issued and outstanding on a fully diluted basis, inclusive of shares of Company Common Stock underlying outstanding options, warrants and restricted stock units.

The foregoing description is a summary of the material terms of the Acquisition and is not intended to modify or supplement any factual disclosures about our company or ComSovereign in any public reports filed by us with the Securities and Exchange Commission (the “SEC”). The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of the Merger Agreement as of the specified dates set forth therein, were solely for the benefit of the parties to the Merger Agreement, and are subject to limitations agreed upon by the parties to the Merger Agreement, including being qualified by disclosure schedules. These disclosure schedules contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the Merger Agreement. Moreover, certain representations and warranties in the Merger Agreement have been made for the purposes of allocating risk between the parties to the Merger Agreement instead of establishing matters of fact. Accordingly, the representations and warranties in the Merger Agreement may not constitute the actual state of facts about our company or ComSovereign. The representations and warranties set forth in the Merger Agreement may also be subject to a contractual standard of materiality different from the actual state of facts. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in our public filings with the SEC.

Item 3.02	Unregistered Sales of Equity Securities.

The 95,000,000 shares of Company Common Stock issued in connection with the Acquisition to the former ComSovereign Stockholders were issued with a restrictive legend indicating that such shares had not been registered under the Securities Act of 1933, as amended (the “Securities Act”). For more information, see Item 2.01 – Completion of Acquisition or Disposition of Assets.

The issuance of the shares of Company Common Stock in conjunction with the Acquisition was exempt from registration pursuant to Section 4(2) of the Securities Act and Rule 506 of Regulation D (“Regulation D”) promulgated under the Securities Act. We made this determination based on the representations of ComSovereign in the Merger Agreement, which included, in pertinent part, representations that, to the knowledge of ComSovereign, there were not more than 35 holders of ComSovereign Common Stock that were not an “accredited investor” within the meaning of Rule 501 of Regulation D.

Item 3.03	Material Modification to Rights of Security Holders.

To the extent required by Item 3.03 of Form 8-K, the information contained in Items 2.01 and 5.03 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.01	Changes in Control of Registrant.

The information regarding the Acquisition set forth in Item 2.01 – Completion of Acquisition or Disposition of Assets and the information set forth in Item 5.02 – Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers is incorporated herein by reference.

Pursuant to the Merger Agreement, at the Closing, the former ComSovereign Stockholders were entitled to receive an aggregate of 95,000,000 shares of Company Common Stock, which constituted 74.03% of the outstanding shares of Company Common Stock, or 69.15% of the outstanding Company Common Stock on a fully-diluted basis inclusive of outstanding options and warrants. For each share of ComSovereign Common Stock, each former ComSovereign Stockholder was entitled to receive 1.8902 shares of Company Common Stock. An aggregate of 33,326,243 shares of Company Common Stock were issued and outstanding immediately prior to the Closing, and an aggregate of 42,291,243 shares of Company Common Stock were issued and outstanding on a fully-diluted basis immediately prior to Closing inclusive of outstanding options and warrants. As discussed above, the former ComSovereign Stockholders were issued an aggregate of 95,000,000 shares of Company Common Stock at Closing. As a result, immediately following the Closing, after giving effect to the issuance of the shares of Company Common Stock at the Closing, there were 128,326,243 shares of Company Common Stock issued and outstanding (not including 100,000 shares held in treasury), or 137,291,243 shares of Company Common Stock issued and outstanding on a fully diluted basis, inclusive of shares of Company Common Stock underlying outstanding options, warrants and restricted stock units.

Immediately following the Closing, Daniel L. Hodges, our Chairman and Chief Executive Officer, and his affiliates beneficially owned an aggregate of 29,362,279 shares of Company Common Stock, John E. Howell, our President and a director of our company, beneficially owned an aggregate of 28,876,705 shares of Company Common Stock, and our executive officers and directors as a group (eight persons) beneficially owned an aggregate of 62,419,274 shares of Company Common Stock, or approximately 48.64% of our issued and outstanding shares of Company Common Stock. As a result, our executive officers and directors will have a significant influence in determining the outcome of any corporate transaction or any other matter submitted for approval to our stockholders, including mergers, consolidations, and the sale of our assets, director elections and other significant corporate actions.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Directors and Executive Officers

Board of Directors

Pursuant to the Merger Agreement, Daniyel Erdberg, Timothy Hoechst and John E. Miller each resigned from our board of directors and from any and all committees of our board of directors on which they served and ceased to be directors of our company as of the Effective Time.

In connection with the Closing, our board of directors appointed the individuals listed below to serve as directors of our company. The following table sets forth information concerning our directors, including their ages, as of November 27, 2019, immediately following the Closing.

Name of Director	Age	Title	Director Since
Daniel L. Hodges	53	Chairman and Chief Executive Officer	11/27/19
John E. Howell	49	President and Director	11/27/19
Richard J. Berman	77	Director	11/27/19
James A. Marks	66	Director	11/27/19
Brent M. Davies	69	Director	11/27/19
David Aguilar	63	Director	1/9/17

Our board of directors does not have a formal policy regarding the separation of the roles of Chief Executive Officer and Chairman of the Board, as our board believes that it is in the best interests of our company to make that determination based on the direction of our company and the current membership of the board. Our board of directors has determined that having a director who is an executive officer serve as the Chairman is in the best interest of our stockholders at this time.

Daniel L. Hodges – Chairman and Chief Executive Officer. Prior to joining our company, beginning in January 2019, Mr. Hodges was the Chief Executive Officer and co-founder of ComSovereign. In 2016, prior to his tenure with ComSovereign, Mr. Hodges founded Transform-X, Inc., the former owner of ComSovereign’s DragonWave-X and Lextrum subsidiaries, and acted as Chairman from 2016 to January 2019. Mr. Hodges also founded and served as Chief Executive Officer of Medusa Scientific LLC, a science and engineering research and development company (“Medusa”). When one of Medusa’s technologies showed commercial promise, he made the decision to spin it off and formed TM Technologies, Inc., a ‘sister-company,’ to commercialize the proprietary modulation technology. He continues to serve as Board Chairman and Chief Executive Officer of TM Technologies, Inc. We believe Mr. Hodges has an extraordinary business development mind-set, strong investigative research experience and deep experience within both the commercial sector and the U.S. Department of Defense and related areas. In addition to his commercial successes, Mr. Hodges served for 26 years as a military member, rising to the rank of Lieutenant Colonel and spending his last 18 years in service as a senior flight instructor with the Air National Guard. Mr. Hodges retired from the military in September 2014. In addition, Mr. Hodges holds multiple U.S. patents as inventor, including a “Method and System for a Grass Roots Intelligence Program” along with numerous radar and communications and radar related technologies. As an author, he wrote and published a volume titled “Future Span” covering current and future U.S. energy paradigms. As the founder and leader of multiple enterprises, he has built organizations from inception that included subsidiaries covering focus areas of Aerospace, Marine, Communications, and Scientific R&D.

John Howell – President and Director. Prior to joining the Company, Mr. Howell was President and a director of ComSovereign. Mr. Howell also held senior roles within Transform-X, Inc. and TM Technologies, Inc., including as Chief Executive Officer of Transform-X, Inc. and President of TM Global, LLC. Prior to leading TM Global, Mr. Howell was a Co-Founder of the Willowdale Family of boutique advisory companies. Mr. Howell continues to serve as Willowdale’s Non-Executive Chairman. Outside of leading efforts on behalf of Willowdale’s clients, Mr. Howell is also an active leader with a number of national non-profits, particularly in the fields of children’s health and veterans’ affairs. Mr. Howell was an early member of the Business Advisory Committee for the Muscular Dystrophy Association’s venture philanthropy activity. Mr. Howell also serves as one of the four directors of The Rip Van Winkle Foundation, the New York-based Foundation funded largely with proceeds from the estate of late New York Yankee, Henry “Lou” Gehrig and his wife Eleanor. Previously, Mr. Howell served the U.S. government in a variety of uniformed and civilian capacities worldwide for the United States Army and Central Intelligence Agency. Mr. Howell is both Airborne and Ranger Qualified. Mr. Howell is a Fulbright Scholar and alumnus of Davidson College in Davidson, North Carolina.

Richard J. Berman – Director. Mr. Berman’s business career spans over 35 years of venture capital, senior management, and merger and; acquisitions experience. In the past five years, Mr. Berman has served as a director and/or officer of over a dozen public and private companies. In 2016, he was elected Chairman of Cevolva Biotech Inc. From 2014-2016, he was Chairman of MetaStat, Inc. From 2006-2011, he was Chairman of National Investment Managers, a company with $12 billion in pension administration assets. Mr. Berman is a director of four public healthcare companies: Advaxis, Inc., Catasys, Inc., and Cryoport Inc. and Immuron Ltd. From 2002 to 2010, he was a director of Nexmed Inc. (now called Seelos Therapeutics, Inc.) where he also served as Chairman and Chief Executive Officer in 2008 and 2009. From 1998-2000, he was employed by Internet Commerce Corporation (now Easylink Services) as Chairman and Chief Executive Officer, and was a director from 1998-2012. Previously, Mr. Berman worked at Goldman Sachs; was Senior Vice President of Bankers Trust Company, where he started the M&A and Leveraged Buyout Departments; he created the largest battery company in the world, in the 1980’s, by merging Prestolite, General Battery and Exide to form Exide Technologies (XIDE); he helped create SoHo, the lower Manhattan neighborhood in NYC, by developing five buildings; and he advised on over $4 billion M&A transactions, completing over 300 deals. Mr. Berman is a past Director of the Stern School of Business of NYU where he obtained his B.S. and M.B.A. degrees. He also has U.S. and foreign law degrees from Boston College and The Hague Academy of International Law, respectively. Notably, Mr. Berman was nominated for public company “Director of the Year” in 2012.

James A. Marks – Director. James A. “Spider” Marks is the President of The Marks Collaborative, an advisory firm dedicated to the development and transformation of corporate leaders and their organizations. He has led business ventures to include entrepreneurial efforts in education, energy, IT, and primary research. General Marks spent over 30 years in the United States Army holding every command position from infantry platoon leader to commanding general. Significantly, in industry he was responsible for creating, training and managing a company that staffed over 10,000 linguists in Iraq generating annual revenues of over $700 million in less than a year. He has led large multinational organizations, universities, NATO, European Union, Korea, Southeast Asia, and the Middle East. General Marks is a published author, routine guest speaker, leader and senior advisor for multiple corporations, and has been an on-air military and intelligence analyst to CNN. In governmental relations, he prepared and presented testimonies for intelligence, armed services, and appropriations committees of both houses of the U.S. Congress. He is an Honor Graduate of the U.S. Army’s Ranger School and a member of the Military Intelligence Hall of Fame. General Marks has a Bachelor of Science degree in Engineering from the United States Military Academy at West Point, NY and a Master of Arts degree in Foreign Affairs from the University of Virginia.

Brent M. Davies – Director. Mr. Davies is also a member of the Board of Directors of TM Technologies, Inc. and a partner in his accounting practice in Salt Lake City, Utah. He has previously served as Chief Financial Officer of Patient Central Technologies, Inc. and Chief Executive Officer of Robison, Hill & Co. Mr. Davies graduated from the University of Utah with a B.S. in Marketing and a B.S. in Management. After serving as a manager in the S. S. Kresge Co. (K-Mart), he returned to school and received a B.S. in Accounting and an MBA (accounting option) from the University of Wyoming. He is a Certified Management Accountant and has CPA certificates from California, Nevada, Utah and Wyoming. He has had more than 35 years of diversified public accounting, industry and teaching experience, including national accounting firm auditing experience; serving as a controller of a small privately-owned company; serving on the Board of Directors of several small public and private companies; and participating in accounting and marketing research projects that resulted in two of the articles which he wrote, being published in national magazines. During his career in public accounting he has been involved with various oil and gas, coal, gold, silver, phosphate, sand and gravel mining companies as a consultant, tax preparer, auditor (well over 300 audits) and in financial statement preparation. He has also served on the board of directors for two mining companies. He has taught various tax and accounting courses at the University of Wyoming and has been a frequent speaker at seminars and workshops sponsored by professional, civic and private groups.

David Aguilar – Director. Mr. Aguilar was appointed to our Board of Directors on January 9, 2017. On September 4, 2019, following the demise of Jay Nussbaum, Mr. Aguilar was appointed Chairman of the Board and served in such capacity until the effective date of the Merger Agreement. Since February 2013, Mr. Aguilar has been a principal at Global Security Innovation Strategies, LLC. In April 2010, Mr. Aguilar became Deputy Commissioner of U.S. Customs and Border Protection (“CBP”) and, from December 2011 until his retirement in February 2013, he served as acting Commissioner of CBP. From July 2004 to January 2010, he served as Chief of the U.S. Border Patrol within the CBP. As Acting Commissioner of CBP, Mr. Aguilar took the helm of a workforce of 60,000 agents, officers, and other personnel with responsibility for strategic planning and oversight of an annual budget of nearly $12 billion. Mr. Aguilar is a recipient of the 2005 President’s Meritorious Excellence Award, and in 2008, was a recipient of the Presidential Rank Award. Prior to joining the CBP, Mr. Aguilar held a variety of operational and administrative positions within the U.S. Board Patrol since entering duty in June 1978. Mr. Aguilar holds an Associate Degree in Accounting from Laredo Community College and attended Laredo State University and the University of Texas at Arlington. He is a graduate of the Senior Executive Fellows program at Harvard University’s John F. Kennedy School of Government. Mr. Aguilar’s government and management experience qualifies him to serve on the board of directors.

Executive Officers

Pursuant to the Merger Agreement, Daniyel Erdberg and Felicia Hess each resigned as an executive officer of our company and from any and all positions in which they served and ceased to be employees of our company as of the Effective Time.

In connection with the Closing, our board of directors appointed the individuals listed below to serve as our executive officers. The following table sets forth information concerning our executive officers, including their ages, as of November 27, 2019, immediately following the Closing.

Name	Age	Position
Daniel L. Hodges	53	Chairman and Chief Executive Officer
John E. Howell	49	President and Director
Kendall W. Carpenter	63	Chief Financial Officer
Dr. Dustin McIntire	45	Chief Technology Officer

No executive officer is related by blood, marriage or adoption to any other director or executive officer. The biographies of Mr. Hodges and Mr. Howell are presented above under “Board of Directors.”

Kendall W. Carpenter, CPA, CGMA, CMA – Chief Financial Officer. Ms. Carpenter joined MacroSolve, the predecessor to our company, in 2006 as Controller. She was promoted to Executive Vice President, Chief Financial Officer, Secretary and Treasurer in 2008 and continued in those same roles upon the 2014 merger of MacroSolve and our company. Ms. Carpenter’s previous experience includes Division Controller with Allied Waste Industries, over 10 years of experience as the top financial officer of an enterprise software company with an international customer base and over 8 years of public accounting experience. Ms. Carpenter graduated with a B.S. in Accounting from Oklahoma State University and has earned the professional designations of Certified Public Accountant, Chartered Global Management Accountant and Certified Management Accountant.

Dr. Dustin McIntire – Chief Technology Officer. Dr. McIntire is an electrical design engineer with more than 20 years of experience designing hardware and software for embedded and consumer electronics, wireless communications systems, and the Internet of Things. Additionally, he has an acute broad area expertise over several technological fields and is a skilled technologist and systems architect with a history of successfully leading projects and teams from concept through production utilizing extensive background in computer architecture, low power circuits, embedded software, and communications protocols. He possesses a sharp ability to architect, design, fabricate, and manufacture successful products from concept to high volume production. Examples include co-founding of a cloud-based SaaS company providing IoT services, hosting hundreds of thousands of devices for multiple Fortune 500 companies, and developing a scalable edge computing system to perform distributed tracking using multimodal sensing assets. Companies he has led as either Chief Technologist, Chief Technology Officer or Chief Executive Officer include Tranzeo Wireless Technologies, Inc., Arrayent, Inc., Prodeo Systems, Inc. and Silver-Bullet Technology, Inc. He holds a B.S. from Stanford, and M.S. and Ph.D. degrees in Electrical Engineering from UCLA ..

Family Relationships

There are no family relationships among any of our executive officers and directors.

Involvement in Certain Legal Proceedings

None of our directors, executive officers, significant employees, promoters or control persons have been involved in any legal proceeding in the past 10 years that would require disclosure under Item 401(f) of Regulation S-K promulgated under the Securities Act.

Director Independence

We are not currently listed on a national securities exchange or in an inter-dealer quotation system that has requirements that a majority of the board of directors be independent. However, our board of directors has undertaken a review of the independence of the directors and considered whether any director has a material relationship with us that could compromise his or her ability to exercise independent judgment in carrying out his or her responsibilities. As a result of this review, our board of directors has determined that Messrs. Berman, Marks, Davies and Aguilar are “independent directors” as defined under the rules of the NASDAQ.

Item 5.07	Submission of Matters to a Vote of Security Holders.

On November 29, 2019, our board of directors approved, and the holders of a majority of the outstanding shares of Company Common Stock approved by written consent, the change of our corporate name from “Drone Aviation Holding Corp.” to “ComSovereign Holding Corp.” On December 3, 2019, we filed notification of the proposed name change with the Financial Industry Regulatory Authority (“FINRA”). In such notification, we also requested FINRA to authorize a new trading symbol for the Company Common Stock. We intend to file an amendment to our articles of incorporation to effect the proposed name change promptly following approval of the proposed name change from FINRA, which we expect to receive in mid to late December 2019.

To the extent required by Item 5.07 of Form 8-K, the information contained in Item 5.03 of this Current Report on Form 8-K is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

On December 4, 2019, we issued a press release announcing the Closing. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information furnished pursuant to this Item 7.01 and the accompanying Exhibit 99.1 shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that section, and is not to be incorporated by reference into any filings of our company.

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K includes information that may constitute forward-looking statements. These forward-looking statements are based on our current beliefs, assumptions and expectations regarding future events, which in turn are based on information currently available to us. By their nature, forward-looking statements address matters that are subject to risks and uncertainties. Forward looking statements include, without limitation, statements relating to our proposed business opportunities and focus and statement relating to the timing of our proposed name change. A variety of factors could cause actual events and results, as well as our expectations, to differ materially from those expressed in or contemplated by the forward-looking statements. Risk factors affecting our company are discussed in detail in our filings with the Securities and Exchange Commission. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except to the extent required by applicable securities laws.

Item 9.01	Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired. We intend to file the financial statements of ComSovereign and its subsidiaries required by Item 9.01(a) as an amendment to this Current Report on Form 8-K not later than 71 calendar days after the date this Current Report on Form 8-K is required to be filed.

(b) Pro-forma Financial Information. We intend to file the pro forma financial information required by Item 9.01(b) as part of an amendment to this Current Report on Form 8-Knot later than 71 calendar days after the date this Current Report on Form 8-K is required to be filed.

(d) Exhibits.

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated as of November 27, 2019 by and among the Registrant, ComSovereign and Merger Sub.

99.1	Press Release of the Registrant dated December 4, 2019.

SIGNATURE

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: December 4, 2019	DRONE AVIATION HOLDING CORP.

	By:	/s/ Daniel L. Hodges
Daniel L. Hodges
Chairman and Chief Executive Officer